UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2018

BLOCKHOLD CAPITAL CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55286	46-3856798
(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Boulevard #203

Beverly Hills, CA 90212

(Address of Principal Executive Offices)

310-819-96379

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018 Mr. Richard Magrann-Wells voluntarily resigned as Chairman and Board member and General Counsel of the Company. The Company’s Officers and Board members would like to thank him for his crucial role of founding the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKHOLD CAPITAL CORP.

July 2, 2018	/s/Ashley Sawdaye
Ashley Sawdaye President